Exhibit 99.B(m)(1)

SCHEDULE A

to

PACIFIC SELECT FUND SERVICE PLAN

(Between Pacific Select Fund and Pacific Select Distributors, LLC)

Portfolios — Class I Shares Only

U.S. Fixed Income Funds:

Core Income Portfolio

Diversified Bond Portfolio

Floating Rate Income Portfolio

High Yield Bond Portfolio

Inflation Managed Portfolio

Inflation Strategy Portfolio

Managed Bond Portfolio

Short Duration Bond Portfolio

International Fixed Income Funds:

Emerging Markets Debt Portfolio

U. S. Equity Funds:

Comstock Portfolio

Dividend Growth Portfolio

Equity Index Portfolio

Focused Growth Portfolio

Growth Portfolio

Large-Cap Growth Portfolio

Large-Cap Value Portfolio

Main Street® Core Portfolio

Mid-Cap Equity Portfolio

Mid-Cap Growth Portfolio

Mid-Cap Value Portfolio

Small-Cap Equity Portfolio

Developing Growth Portfolio

Small-Cap Index Portfolio

Small-Cap Value Portfolio

Value Advantage Portfolio

International Equity Funds:

Emerging Markets Portfolio

International Large-Cap Portfolio

International Small-Cap Portfolio

International Value Portfolio

Sector Funds:

Health Sciences Portfolio

Real Estate Portfolio

Technology Portfolio

Alternative Strategies Funds:

Currency Strategies Portfolio

Equity Long/Short Portfolio

Diversified Alternatives Portfolio

Asset Allocation/Balanced Funds:

Pacific Dynamix — Conservative Growth Portfolio

Pacific Dynamix — Moderate Growth Portfolio

Pacific Dynamix — Growth Portfolio

Portfolio Optimization Conservative Portfolio

Portfolio Optimization Moderate-Conservative Portfolio

Portfolio Optimization Moderate Portfolio

Portfolio Optimization Growth Portfolio

Portfolio Optimization Aggressive-Growth Portfolio

Effective:   April 30, 2019

Agreed to and Accepted by:

PACIFIC SELECT FUND

BY:	/s/ Howard Hirakawa	BY:	/s/ Laurene MacElwee
Name:	Howard Hirakawa	Name:	Laurene MacElwee
Title:	Vice President	Title:	VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, LLC

BY:	/s/ Brett Hynes	BY:	/s/ Jane Guon
Name:	Brett Hynes	Name:	Jane Guon
Title:	Vice President	Title:	Secretary